UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2020

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue	New York	New York	10017-5592
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (917) 663-2000
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PM	New York Stock Exchange
1.750% Notes due 2020	PM20A	New York Stock Exchange
4.500% Notes due 2020	PM20	New York Stock Exchange
1.875% Notes due 2021	PM21B	New York Stock Exchange
1.875% Notes due 2021	PM21C	New York Stock Exchange
4.125% Notes due 2021	PM21	New York Stock Exchange
2.900% Notes due 2021	PM21A	New York Stock Exchange
2.625% Notes due 2022	PM22A	New York Stock Exchange
2.375% Notes due 2022	PM22B	New York Stock Exchange
2.500% Notes due 2022	PM22	New York Stock Exchange
2.500% Notes due 2022	PM22C	New York Stock Exchange
2.625% Notes due 2023	PM23	New York Stock Exchange
2.125% Notes due 2023	PM23B	New York Stock Exchange
3.600% Notes due 2023	PM23A	New York Stock Exchange

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
2.875% Notes due 2024	PM24	New York Stock Exchange
2.875% Notes due 2024	PM24C	New York Stock Exchange
0.625% Notes due 2024	PM24B	New York Stock Exchange
3.250% Notes due 2024	PM24A	New York Stock Exchange
2.750% Notes due 2025	PM25	New York Stock Exchange
3.375% Notes due 2025	PM25A	New York Stock Exchange
2.750% Notes due 2026	PM26A	New York Stock Exchange
2.875% Notes due 2026	PM26	New York Stock Exchange
0.125% Notes due 2026	PM26B	New York Stock Exchange
3.125% Notes due 2027	PM27	New York Stock Exchange
3.125% Notes due 2028	PM28	New York Stock Exchange
2.875% Notes due 2029	PM29	New York Stock Exchange
3.375% Notes due 2029	PM29A	New York Stock Exchange
0.800% Notes due 2031	PM31	New York Stock Exchange
3.125% Notes due 2033	PM33	New York Stock Exchange
2.000% Notes due 2036	PM36	New York Stock Exchange
1.875% Notes due 2037	PM37A	New York Stock Exchange
6.375% Notes due 2038	PM38	New York Stock Exchange
1.450% Notes due 2039	PM39	New York Stock Exchange
4.375% Notes due 2041	PM41	New York Stock Exchange
4.500% Notes due 2042	PM42	New York Stock Exchange
3.875% Notes due 2042	PM42A	New York Stock Exchange
4.125% Notes due 2043	PM43	New York Stock Exchange
4.875% Notes due 2043	PM43A	New York Stock Exchange
4.250% Notes due 2044	PM44	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2020, Philip Morris International Inc. (the “Company”) announced that Emmanuel Babeau, age 53, has been appointed to succeed Martin G. King as Chief Financial Officer, effective May 1, 2020. Mr. King will assume the role of CEO, PMI America, effective May 1, 2020. The change of Mr. King’s role is not a result of any disagreement with the Company on any matter. The compensation of Mr. King in his new role will be determined at a later date.
Mr. Babeau has served at Schneider Electric SE, a French multinational corporation specializing in energy and automation digital solutions, in various executive capacities since 2009, most recently, as Deputy CEO in charge of Finance and Legal Affairs.
Pursuant to his employment agreement, Mr. Babeau’s compensation will be as follows:

•	Mr. Babeau will be in salary grade 26;

•	Mr. Babeau’s annual base salary will be CHF 1,200,004 (or $ 1,245,004)[1];

•	Mr. Babeau’s annual incentive award target will be 125% of his annual base salary;

•	Mr. Babeau’s equity award target will be 275% of his annual base salary;

•
Mr. Babeau will be granted a sign-on equity grant with a fair market value of CHF 3,300,000 (or $ 3,423,750)[1] consisting of 40% restricted share units (RSUs) and 60% performance share units (PSUs); and

•	Mr. Babeau will be granted a sign-on RSU award with a fair market value of CHF 5,000,000 (or $ 5,187,500).[1]

Mr. Babeau will be entitled to severance if his employment is terminated without Cause (as defined in the agreement). Depending on the timing of such termination, Mr. Babeau would be entitled to a lump sum cash payment of up to two times his base salary and his incentive compensation award (which could be prorated). His RSUs will vest fully and his PSUs will vest on a prorated basis as scheduled and certified by the Compensation and Leadership Development Committee of the Board of Directors. Any severance under this agreement is conditioned on a 24-month non-compete obligation and is subject to the Company’s clawback policy.
Mr. Babeau will be eligible to participate in the same compensation programs as the Company’s named executive officers.
The foregoing summary is qualified in its entirety by reference to the employment agreement, which is filed as Exhibit 10.1 and incorporated by reference to this Item 5.02.

Item 7.01.	Regulation FD Disclosure.
On March 2, 2020, Philip Morris International Inc. issued a press release announcing organizational changes. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference to this Item 7.01.

1 Using the average conversion rate on February 28, 2020 of CHF 1.00 = $1.0375.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement with Emmanuel Babeau (incorporated by reference to Exhibit 5.02)
99.1	Philip Morris International Inc. Press Release, dated March 2, 2020 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ JERRY WHITSON
Name:	Jerry Whitson
Title:	Deputy General Counsel and Corporate Secretary
DATE: March 2, 2020